Exhibit 99.1

News Release—June 30, 2009

U-STORE-IT CLOSES $37.4 MILLION OF SECURED LOANS AND A $5.9 MILLION ASSET SALE

Company Raises $63.1 Million in Calendar 2009 in New Loans and Asset Dispositions

WAYNE, PA — (MARKET WIRE) — June 30, 2009 — U-Store-It Trust (NYSE: YSI), a national self-storage company offering storage facilities, service and solutions, announced today it has obtained four secured term loans totaling $37.4 million. The loans carry a weighted-average interest rate of 7.2 percent and are secured by 17 of the company’s self-storage properties in various locations throughout the country. One of the loans has a 10-year maturity; one of the loans has a five-year maturity; and two of the loans each have a five-year maturity, subject to a five-year extension at U-Store-It’s option.  The company also closed on the sale of a single property for proceeds of $5.9 million.

To date in calendar 2009, U-Store-It has raised a total of $51.4 million through five secured loans and $11.7 million through three property dispositions. The loans have a weighted-average interest rate of 7.1 percent and maturities ranging from five to ten years. The three assets sold were located in Florida, New Mexico and California.

As of June 30, 2009 the Company has $146 million of borrowing capacity under its $250 million credit facility; an increase of $68 million of availability since December 31, 2008.  Additionally, the company has reduced outstanding borrowings on its secured term loan by approximately $11 million and repaid one mortgage that matured in June, 2009 for $1.6 million.

“We are delighted to announce that we have closed all of the loan commitments that were in the Company’s pipeline at the end of the first quarter as well as the sale of another asset.  We continue to demonstrate our ability to raise capital in the current environment,” said U-Store-It President and Chief Investment Officer Christopher Marr. “We continue to remain active in raising additional capital through loans and asset dispositions. Our product is well received in the secured lending community and we are confident in our ability to execute our disposition program. We have replenished our debt and asset disposition pipeline and look forward to reporting additional transactions as they are completed.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The company provides self-storage solutions in all 50 states through its 384 company-owned facilities and the U-Store-It Network, which consists of approximately 263 additional third-party locations. The company’s self-storage facilities and storage solutions are designed to offer affordable, easily accessible, secure, and in certain locations, climate-controlled storage space for residential and commercial customers. According to the Self Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the U.S.

Visitors may go online to http://www.ustoreit.com to learn more about the company and to find a nearby storage facility. Visitors to ustoreit.com can also view the sizes and features of individual self-storage units, reserve storage space, and pay their storage bills online using a safe, secure online payment function.

For more information about business or personal storage call U-Store-It toll free at 1-888-U-STORE-IT.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Company Contact:

Tim Martin

Chief Financial Officer

(610) 293-5700